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                                                                   EXHIBIT 23.03

                          INDEPENDENT AUDITORS' CONSENT



To: Securities and Exchange Commission
    Washington, D.C.



We consent to the use in this Registration Statement relating to 910,000 shares of common stock of eUniverse, Inc. on Form S-1/A Amendment 2 of our report on Motorcycle Centers of America, Inc. dated June 3, 1999, appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ CORDOVANO AND HARVEY, P.C.
Cordovano and Harvey, P.C.
Denver, Colorado
April 14, 2000